                                                                  EXHIBIT 10 (g)


                        NOVACARE EMPLOYEE SERVICES, INC.
                             1016 West Ninth Avenue
                       King of Prussia, Pennsylvania 19406



                                                   February 28, 1997


Mr. Bernard Clinton Byrd, Jr.
1351 N. Lake Sybelia Drive
Maitland, Florida  32701

Dear Barry:

                  The undersigned, NovaCare Employee Services, Inc., a Delaware corporation (the "Company"), and you (the "Purchaser"), hereby agree as follows:

                  1. Authorization and Sale of the Shares. The Company has authorized the issuance to the Purchaser of and proposes to sell to the Purchaser, as an employee benefit and as an incentive to the Purchaser, 30,000 shares (collectively, the "Shares" and individually a "Share") of its common stock, $.01 par value (the "Common Stock"), at a price of $2.80 per Share.

                  2.       Purchase of the Shares by the Purchaser.
Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase the Shares from the Company in reliance upon its representations and warranties herein contained, and the Company hereby agrees to sell the Shares to the Purchaser in reliance upon his representations and warranties herein contained, at an aggregate purchase price (the "Purchase Price") of (x) $300 in cash and (y) a 7% promissory note issued by the Company in the principal amount of $83,700.

                  3. Representations, Warranties, and Agreements of the Company. The Company represents and warrants to, and agrees with, the Purchaser as follows:
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                  (a)      The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (b) The Company has duly authorized the execution and delivery of this Agreement and the issuance and delivery of the Shares and this Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. The Shares, when issued and delivered in accordance with this Agreement, shall have been duly issued and shall be validly outstanding, fully paid and nonassessable shares of the Common Stock.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein shall violate any provision of the Certificate of Incorporation or By-laws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflict with or result in any breach of any of the terms of, constitute a default under, or result in the termination of or the creation of any lien pursuant to the terms of, any contract or agreement to which the Company is a party or by which the Company or any of its assets is bound.

                  4. Representations, Warranties, and Agreements of the Purchaser. The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

                  (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein shall conflict with or result in any breach of any of the terms of, constitute a default under, or result in the termination of or the creation of any lien pursuant to the terms of, any contract or agreement to which the Purchaser is a party or by which he or any of his assets is bound.

                  (b) (i) The Purchaser understands that by the terms of this Agreement he is purchasing shares of Common Stock issued and delivered by the Company without compliance with the registration requirements of the Securities Act of 1933 (the "Securities Act") or the securities laws of any state, under and in reliance on exemptions from the
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                                                                               3


registration requirements of the Securities Act and such laws, and without the approval, disapproval, or passing on the merits by any regulatory authority; that for purposes of such exemptions, the Company will rely upon the representations, warranties and agreements of the Purchaser contained herein; and that such non-compliance with registration requirements is not permissible unless such representations and warranties are correct and such agreements performed. The Purchaser is an "accredited investor" as term is defined in Rule 501 of the Securities Act.

                  (ii) The Purchaser understands that the Company is under no obligation to effect a registration under the Securities Act of the Shares to be purchased by him hereunder. The Purchaser understands that, under existing rules of the Securities and Exchange Commission (the "Commission"), he may be unable to sell any of the Shares except to the extent that the Shares may be sold (A) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on sale or (B) subject to the restrictions contained in Rule 144 under the Securities Act.

                  (iii) As a Vice President of the Company, the Purchaser is fully familiar with the business, properties and financial condition of the Company, and acknowledges that he has been afforded access to such additional information concerning the Company as he considers necessary or appropriate to make an informed investment decision.

                  (iv) The Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Common Stock, and his financial position is such that he can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on his investment.

                  (v)      The Purchaser is acquiring the Shares pursuant to
this Agreement for the Purchaser's own account and not with a view to or for sale in connection with the distribution thereof within the meaning of the Securities Act. Except as set forth in Section 5 below, the Purchaser shall not effect a distribution of any Shares until either (A) the Purchaser has received the opinion of counsel for the Company that registration under the Securities
Act is not required or (B) a registration statement under the Securities Act covering such Shares and the disposition
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                                                                               4


thereof has become effective under the Securities Act, and the Purchaser agrees that the certificates evidencing the Shares may bear a restrictive legend to the foregoing effect.

                  5. Restrictions on Transferability of the Shares. The Purchaser hereby agrees that the Purchaser shall not sell, assign, transfer, gift, devise, bequeath, deliver, pledge, hypothecate or otherwise dispose of any of the Shares, except as provided for in this Agreement. Any disposition or purported disposition of Shares in violation of this Agreement shall be null and void and shall not be recorded on the books of the Company. Notwithstanding the foregoing:

                  (a) Disposition of Vested Shares and Shares which are not Vested Shares. Shares which are "vested" in accordance with the following schedule (the "Vested Shares") may be disposed of in the manner set forth in Subsections (b) or (d) of this Section 5.

                                                     Cumulative Percentage
                                                        of Shares which
                                                       are Vested Shares
                                                     ---------------------
           On or before February 27, 1998.......................  0

           February 28, 1998 to
           February 27, 1999.................................... 20%

           February 28, 1999 to
           February 27, 2000.................................... 40%

           February 28, 2000 to
           February 27, 2001.................................... 60%

           February 28, 2001 to
           February 27, 2002.................................... 80%

           On or after February 28, 2002........................100%

                  Shares which are not Vested Shares (the "Unvested Shares") may be disposed of only in the manner set forth in Subsections (c) or (d) of this
Section 5.

                  (b)      Vested Shares.

                  (i) Vested Shares held by the Purchaser may be transferred by the Purchaser provided that the Purchaser first complies with the right to purchase set forth in this Subsection (b). The Company shall have a right to purchase any Vested Shares proposed to be sold by the Purchaser on the terms set forth in this Subsection (b).

                  (ii) If the Purchaser wishes to dispose of Vested Shares, the Purchaser shall first obtain a bona fide written offer (the "Offer") for the purchase of the Vested Shares which he wishes to dispose of. Such Offer shall be for cash or promissory notes only. Promptly upon receipt of the Offer, the Purchaser shall give notice to the Company (the "Offer Notice") of his intent to dispose of Vested Shares, which Offer Notice shall specify the name of the proposed purchaser, the number of Vested Shares (the "Offered Securities") the Purchaser desires to dispose of and the price and terms of payment of such proposed disposition. Upon receipt of the Offer Notice, the Company shall have the right to purchase all (but not less than all) of the Offered Securities at the price and on the terms of the Offer. Such right must be exercised by the Company by giving notice to that effect to the Purchaser within a period of twenty days after the date of receipt of the Offer Notice (any such notice of the exercise of such right being herein referred to as an "Acceptance Notice").

                  (iii) In the event of the exercise by the Company of its right to purchase pursuant to this Subsection (b), the Acceptance Notice shall specify the time and date for purchase of the Offered Securities (the "Share closing") which shall be not more than 30 days after the expiration of the twenty day period set forth in clause (b)(ii). The Purchaser shall deliver to the Company at the Share closing, which shall be held at the business headquarters of the Company, the Offered Securities in due and proper form for transfer, against payment of the purchase price by the Company.

                  (iv) If the Company shall fail or decline to agree to purchase the Offered Securities within the twenty day period provided for in clause (b)(ii), then the Purchaser shall have the right and privilege to sell all (but not less than all) the Offered Securities, within 60 days after the expiration of such twenty day period, to the bona fide purchaser named in the Offer Notice, at the price and on terms of payment specified in the Offer. If, for any reason, the Offered Securities are not sold within such
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                                                                               6


60-day period, the Offered Securities shall again become subject to the terms and conditions of this Agreement.

                  (v) If, as of the Share closing, any amount of principal of and interest on any indebtedness of the Purchaser to the Company shall then be outstanding, payment of the purchase price for the Offered Securities at the closing shall be made, at the Company's option, by a credit against such indebtedness to the extent of the principal thereof and interest thereon then outstanding (whether or not such principal and interest is then due and payable).

                  (vi) The Company's right to purchase set forth in this Subsection (b) shall terminate upon the occurrence of the closing of the initial sale by the Company to the public of shares of the Common Stock pursuant to a registration statement filed under the Securities Act (other than a registration statement covering securities of the Company to be issued pursuant to an employee benefit plan).

                  (c) Termination of the Purchaser's Employment. (i) If the Purchaser shall cease to be employed by the Company or any other subsidiary or affiliate of the Company (collectively, the "Company Group"), for any reason whatsoever, the Company shall have the right (but not the obligation) to purchase from the Purchaser all or any portion of the Unvested Shares owned by the Purchaser at the time the Purchaser ceases to be employed by any member of the Company Group (including any Unvested Shares transferred pursuant to the provisions of Subsection (d) of this Section 5). Such right to purchase shall be exercisable by written notice to that effect given by the Company to the Purchaser within 60 days after the Purchaser has ceased to be employed by the Company, as aforesaid. Upon the giving of such written notice, the Purchaser shall for all purposes cease to be a stockholder of the Company as to the Unvested Shares covered by such notice and shall have no rights against the Company or any other person in respect of such Unvested Shares except the right to receive payment for such Unvested Shares in accordance herewith. Notwithstanding the provisions of Subsection (a) of this Section 5, Unvested Shares not so purchased by the Company shall upon the expiration of such 60-day period become Vested Shares.

                  (ii) At the time and date specified in the notice given by the Company referred to in clause (c)(i), which date shall in no event be more than 15 days after the expiration of the 60-day period for the exercise of the
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                                                                               7


right to purchase set forth therein, the Purchaser shall deliver to the Company, at the business headquarters of the Company, the Unvested Shares to be sold by the Purchaser in due and proper form for transfer, against payment by the Company of the purchase price therefor, as determined in accordance with clause
(c)(iv).

                  (iii) If at the time of payment of the purchase price referred to in clause (c)(ii), any amount of principal of or interest on any indebtedness of the Purchaser to the Company shall be outstanding, payment of the purchase price for the Unvested Shares shall be made, at the Company's option, as a credit against such indebtedness to the extent of the principal thereof and interest thereon then outstanding (whether or not such principal and interest is then due and payable).

                  (iv) The per Share purchase price for the Unvested Shares payable by the Company pursuant to clause (c)(ii) shall be $2.80. The number of Unvested Shares to be purchased and the per Share purchase price pursuant to this clause (c)(iv) shall be appropriately adjusted by the Board of Directors of the Company to reflect any split, reverse split, recapitalization, reorganization, merger, subdivision dividend, consolidation or other change in the corporate structure or the stock of the Company.

                  (d) Disposition to Family Members. Shares held by the Purchaser may be transferred by the Purchaser to or for the benefit of the Purchaser or a member of his immediate family. For the purpose of this Agreement, the term "immediate family" of the Purchaser shall mean his spouse and children (and the direct lineal descendants of his children). It shall be a condition to the validity of any transfer of Shares permitted by the provisions of this Subsection (d) that the transferee shall execute a copy of this Agreement, shall hold such Shares subject to the provisions of this Agreement, and shall make no further transfer of such Shares, except in compliance with the terms and conditions of this Agreement.

                  6. Voting Agreement. Except as hereinafter set forth, the Purchaser agrees that, subject to the laws of the State of Delaware and the terms of this Agreement, from the date of this Agreement until February 28, 2002 the Purchaser will vote all shares of Common Stock owned by the Purchaser in favor of a Board of Directors which shall include John H. Foster and such other persons designated by John H. Foster as shall together with John H. Foster constitute a majority of such members.

                  7.       Come Along/Take Along.

                  (a) (i) In the event that either (a) NC Resources, Inc., a Delaware corporation ("NC Resources"), proposes to transfer all or substantially all of the shares of the Common Stock held by it or (b) NovaCare, Inc., a Delaware corporation and the parent of NC Resources ("NovaCare"), proposes to transfer substantially all of the shares of stock of NC Resources (a "Sale of Securities"), in either case other than to (i) NovaCare or one of its direct or indirect wholly-owned subsidiaries or (ii) the public for cash pursuant to a registration statement filed under the Securities Act, then the following provisions of this Section 7 shall apply.

                  (ii) NovaCare shall cause NC Resources to permit the Purchaser, or cause the Purchaser to be permitted, to sell the number of shares of the Common Stock held by the Purchaser (and each permitted transferee pursuant to Section 5(d) above) which bears the same proportion to the number of shares of Common Stock then held by the Purchaser as, in the case of a Sale of Securities described in clause (a) of Section 7(a)(i) above, the number of shares of the Common Stock being sold by NC Resources bears to the total number of shares of Common Stock of the Company owned by NC Resources, or as, in the case of a Sale of Securities described in clause (b) of Section 7(a)(i) above, the number of shares of stock of NC Resources being sold by NovaCare bears to the total number of shares of stock of NC Resources owned by NovaCare, for the same consideration and otherwise on the same terms and conditions to be received by NC Resources or NovaCare (as the case may be) in the Sale of Securities (with such consideration to be equitably adjusted in the case of a Sale of Securities described in clause (b) of Section 7(a)(i) above to take into account any liabilities of NC Resources and any assets of NC Resources other than the Common Stock).

                  (iii) NovaCare shall have the right to request the Purchaser to sell or cause to be sold the number of shares of the Common Stock held by the Purchaser (and each permitted transferee pursuant to Section 5(d) above) which bears the same proportion to the number of shares of the Common Stock then held by the Purchaser (and each permitted transferee pursuant to Section 5(d) above) as the number of shares of the Common Stock being sold by NC Resources bears to the total number of shares of the Common Stock owned by NC Resources (a "Stockholder Request").

                  (iv) Upon receipt by the Purchaser of a Stockholder Request, the Purchaser will sell or will cause to be sold the appropriate number of shares of the Common Stock held by the Purchaser for the consideration and otherwise on the same terms and conditions received by NC Resources or NovaCare, as the case may be, which terms shall be set forth in such Shareholder Request.

                  (b) The obligations of NovaCare and NC Resources under clause (a) of this Section 7 to afford the Purchaser, or cause the Purchaser to be afforded, the rights referred to therein will be discharged if the Purchaser is given written notice (which notice shall include a summary of the terms and conditions of such rights) which allows the Purchaser ten business days to exercise such rights (by written reply addressed to such person as may be designated in the notice, and if requested in such notice, sent by registered mail, return receipt requested), and within such ten business day period the Purchaser has not given notice of exercise of such rights.

                  8. The Closing. As soon as practicable after the execution and delivery of this Agreement, the Purchaser shall cause to be delivered to the Company in payment of the Purchase Price (x) a check payable to the order of the Company in the amount of $300 and (y) the Note. Promptly upon receipt of such check and the Note, the Company shall deliver to the Purchaser a stock certificate registered in the name of the Purchaser and representing the Shares.

                  9. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Shares pursuant hereto are subject, at his option, to the accuracy of the representations and warranties of the Company contained in Section 3.

                  10. Conditions to the Obligations of the Company. The obligations of the Company to sell the Shares pursuant hereto are subject, at its option, to the accuracy of the representations and warranties of the Purchaser contained in Section 4.

                  11. Expenses. Each of the parties hereto shall pay its own expenses in connection with the preparation, execution and delivery of this Agreement; provided, however, in the event of any dispute in connection with, or arising out of, this Agreement, the reasonable attorneys' fees and expenses of the prevailing party in such dispute shall be borne by the non-prevailing party.

                  12. Notice. Any notice under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed, as the case may be, (i) to the Company at its address set forth at the head of this Agreement or such other address as may hereafter be designated by the Company by notice to the Purchaser in the manner provided herein; and (ii) to the Purchaser at his address set forth at the head of this Agreement or such other address as may hereafter be designated by the Purchaser by notice to the Company in the manner provided herein. All notices personally delivered shall be deemed to have been given when delivered and all notices sent by mail shall be deemed to have been given three business days after mailing.

                  13. Successors. The terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, permitted transferees and assigns.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

                  15. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto, and no modifications of or amendments to this Agreement shall be binding on the parties hereto unless in writing and signed by them.

                  16. Integration. This Agreement supersedes all prior understandings, negotiations, and agreements relating to the subject matter hereof.

                  17. Severability. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

                  18. Reorganization, Etc. The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company, to any shares or other securities resulting from any recapitalization, consolidation, merger or reorganization of the Company and to any shares or other securities of the Company or of any successor company or of any parent of such successor company which may be received by the Purchaser by virtue of his ownership of the Shares.

                  19. Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  21. Term. This Agreement shall terminate upon the occurrence of the closing of the initial sale to the public of shares of the Common Stock pursuant to a registration statement filed under the Securities Act (other than a registration statement covering securities of the Company to be issued pursuant to an employee benefit plan); provided, that, the termination of this Agreement shall not affect any applicable restrictions on the transfer of the shares of the Common Stock owned by the Purchaser imposed by operation of law.


                                      * * *

                  If you are in agreement with the foregoing, please execute and deliver to the undersigned the enclosed counterpart of this Agreement, whereupon this Agreement shall become a binding agreement between us.

                                          Very truly yours,

                                          NOVACARE EMPLOYEE SERVICES, INC.



                                          By ______________________________


Accepted and agreed to as
aforesaid:


________________________________

   Bernard Clinton Byrd, Jr.


The undersigned are executing
this Agreement to indicate
their agreement to Section 7
hereof:


NC RESOURCES, INC.



By _____________________________



NOVACARE, INC.



By _____________________________